U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2010

Invisa,Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5425 N Washington Blvd. B28
Sarasota, FL 34234
(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 941 870-3950
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

(a)(1)	On January 11, 2010, Invisa, Inc. ("the Registrant") changed accountants from Stark Winter Schenkein & Co., LLP. to Kingery and Crouse PA

	(i)	On January 11, 2010, the Registrant decided to dismiss Stark Winter Schenkein & Co., LLP (“SWS”) as its independent accountants.

(ii)
SWS's report on the financial statements for the year ended December 31, 2008, was not subject to an adverse or qualified opinion or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles except that SWS's report on the financial statements as of December 31, 2008, and the year then ended contained explanatory language that substantial doubt existed about the Registrant's ability to continue as a going concern due to the Registrant's net loss and its working capital deficiency.

	(iii)	The decision to change accountants was approved by the Registrant's Board of Directors; and

(iv)
During the period from our engagement of SWS on November 15, 2008 to the date we dismissed SWS on January 11, 2010, there were no disagreements with SWS related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of SWS, would have caused SWS to make reference to the subject matter of the disagreement in connection with its report.

(2)	On January 11, 2010, the Registrant engaged Kingery and Crouse PA as its independent accountants.

	(i)	Not Applicable

	(ii)	Not applicable

(3)	The Registrant has provided to SWS, its former accountant, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from SWS addressed to the Commission, confirming certain statements made by the Registrant in this Item 4.01. A copy of this letter is attached hereto.

(b) Not applicable

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
16.1 Letter from SWS

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Invisa, Inc.

DATED: January 15, 2010
	/s/	Edmund C. King
Edmund C. King
President, Chief Financial Officer

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